Platinum Advantage Insurance Policy

NAME

Standard Insurance Company INSURED: NAME

POLICY NUMBER:

DISABILITY INCOME INSURANCE POLICY

This is a non-participating Disability Income Insurance Policy. Standard Insurance Company, a stock life insurance company, issued this policy to the Owner in consideration of the statements made in the application and payment of the premium. A copy of the application is attached to and made part of the policy.

GUARANTEED RENEWABLE TO AGE 67. If the Insured’s Issue Age, as shown on the Policy Data page, is under age 65, this policy is guaranteed renewable until the Policy Anniversary on or next following the Insured’s 67th birthday (the Termination Date shown on the Policy Data page). If the Insured’s Issue Age is age 65 or older, this policy is guaranteed renewable until the first Policy Anniversary (the Termination Date shown on the Policy Data page). As long as the premium is paid by the end of each grace period, we cannot change any part of the policy, except its premium, until the Termination Date. Before that date we can change the premium only: (1) After the policy is three years old; and (2) If the change applies to all policies with like benefits insuring the same Risk Class.

CONDITIONALLY RENEWABLE AFTER THE TERMINATION DATE. The Owner may request that the policy continue on a limited basis beyond the Termination Date. If the request is approved, the policy will become conditionally renewable and subject to the terms of the Renewal Option After The Termination Date provision. Only the coverage for Total Disability will continue and premiums will be based on the Insured’s attained age.

RIGHT TO RETURN POLICY. If not satisfied with this policy, the Owner may return it for cancellation within 30 days after receipt by the Owner. The policy must be returned to the sales representative who sold it or to our Home Office. The policy will then be void from the beginning, and any premium paid for it will be refunded to the Owner.

READ THIS POLICY CAREFULLY. It is a legal contract between the Owner and Standard Insurance Company. Pre-existing Condition limitations or exclusions and other limitations or exclusions may apply.

The telephone number for the Wisconsin Office of the Commissioner of Insurance is 608.266.3585.

Signed at our Home Office

1100 S.W. Sixth Avenue Portland, Oregon 97204 800-247-6888

www.standard.com STANDARD INSURANCE COMPANY

By

ICC17-B180GSI(07/17)

TABLE OF CONTENTS

Assignment ……………………………….…..……………..……...	21
Benefits
Family Care …………………………..………………………...	8
Premium Waiver …………………………………..……..........	8
Presumptive Disability ……………………………..…...…..…	7
Rehabilitation Program …………………………..…..…..…...	7
Survivor ……………………………………………..…........….	10
Total Disability ……………………………….…………….…..	6
Claims Claim Forms ………………………………………..….....……	13
Notice of Claim ……………………………………..…….……	13
Payment of Claims ………………………………...…...……..	15
Proof of Loss ………………………………………...…..…….	13
Time of Payment ……………………….…………...……..….	14
Concurrent Disability ……………………………………..…...…...	11
DEFINITIONS ……………………………………………..…..…...	22
Exclusions and Limitations ……………………………..……...….	10
General Provisions ………………………….…………………..….	19
Grace Period ……………………………………………..…..…….	16
Owner ……………………………………………….........……..….	24
Policy Data ……………………………………………….....…..….	4
Policy Termination ………………………………..……..……..….	17
Premiums
Schedule of ………………………………….…….....………..	5
In General ………………………………………….……..…….	16
Recurrent Disability …………………………….……..…..……….	11
Reinstatement ………………………………….…………..…..…..	16
Renewal Option After The Termination Date ………….......……	18
Suspension During Military Service ……………..………....…….	17
Time Limit On Certain Defenses ………………….....……..…….	20

POLICY DATA

Insured: NAME Policy Number

Policy Effective Date: April 01, 2024 xx Issue Age

Owner At Issue: NAME Risk Class

Termination Date: Variable 5A Occupation Class

Benefit Waiting Period: 90 Days Neutral Gender

PREMIUM SUMMARY

Annual Premium

Base Policy $

Riders $

Net Annual Premium: $

NONCANCELABLE / GUARANTEED RENEWABLE POLICY BASIC POLICY BENEFITS TO AGE 67

Commencement 91st Day of Disability

Date Basic Monthly Benefit $

Maximum Benefit Period: TO AGE 67 – Determined by Your age when Disability begins; see Schedule of Maximum Benefit Periods on the next page.

POLICY DATA (CONTINUED)

Insured NAME Policy Number

Schedule of Maximum Benefit Periods

Age When Disability Begins Maximum Benefit Period

61 or younger To Age 67

62
60 months
63
48 months
64
42 months
65
36 months
66
30 months
67
24 months
68
24 months
69
21 months
70
18 months
71
16 months
72
15 months
73
14 months
74
13 months
75
or older 12 months

ADDED BENEFITS

Rider Amount Annual Premium

Of Benefits Prior to Age 67

Noncancelable Policy Rider *

Indexed Cost of Living Benefit Rider 3% $

Basic Residual Disability Rider $

Regular Occupation Extension Policy Rider $

Total Premium for Riders $

* Premium included in base policy premium and any applicable rider premium.

If this policy was issued with an increased premium, exclusion or other modification, you may contact us if there are any changes to your health, occupation, avocation or other risk factor that might allow coverage to be continued without the modification. We will review the information you provide plus any other information available to us regarding all risk factors associated with you as of the time of our review. Using our underwriting rules and guidelines then in effect, we reserve the right to offer any change that we think is most appropriate, as well as the right to decline to make any change, regardless of whether the change in risk factor(s) is directly related to the reason for the policy modification.

INTRODUCTION

We agree to pay benefits according to the terms of this policy if you become Disabled while this policy is in force and you give us Proof Of Loss for any benefits for which you submit a claim.

In this policy you/your mean the Insured; we/us/our mean Standard Insurance Company. Other defined terms have initial capital letters and are defined in the DEFINITIONS section or in the provisions in which they first appear and to which they primarily pertain.

Disability/Disabled means that you are Totally Disabled.

Disability Benefit / Disability Benefits means any benefit payment or payments for Total Disability that are made under this policy.

BENEFITS FOR DISABILITY

BENEFIT FOR TOTAL DISABILITY

You will be eligible for a Disability Benefit during your Total Disability if you meet the requirements below. The Disability Benefit we will pay each month will equal the Basic Monthly Benefit.

Total Disability/Totally Disabled means that due to your Injury or Sickness: For the first 24 months of Disability:

•
you are unable to perform the Substantial And Material Duties of your Regular

Occupation; and

•
you are not engaged in any other job or occupation for wage or profit; and
•
you are receiving Regular Medical Care from one or more Physician(s) appropriate for your Injury or Sickness. This Regular Medical Care requirement will be waived when we receive written proof, satisfactory to us, that further care would be of no benefit to you.

After 24 months of Disability:

•
you are unable to perform the Substantial And Material Duties of Any Occupation; and
•
you are not engaged in any other job or occupation for wage or profit; and
•
you are receiving Regular Medical Care from one or more Physician(s) appropriate for your Injury or Sickness. This Regular Medical Care requirement will be waived when we receive written proof, satisfactory to us, that further care would be of no benefit to you.

Any Occupation means any occupation or employment that you are reasonably suited for based on your education, training or experience.

Regular Occupation means the occupation or occupations which you are regularly engaged in at the time your Disability begins.

If you are a physician or dentist and have limited your Regular Occupation to the performance of the Substantial And Material Duties of a single specialty recognized by the American Board of Medical Specialties (ABMS) or American Osteopathic Association Bureau of Osteopathic

Specialists (AOABOS) or American Dental Association (ADA), then that specialty will be deemed your Regular Occupation.

If you are unemployed at the time Disability begins, then the last occupation in which you worked at least 30 hours per week will be deemed your Regular Occupation.

If you are retired at the time Disability begins, then being retired will be deemed your Regular Occupation.

BENEFIT FOR PRESUMPTIVE DISABILITY

You will be considered Totally Disabled if, after the Policy Effective Date, you become Presumptively Disabled.

Presumptive Disability/Presumptively Disabled means that you have an Injury or Sickness that first occurs while this policy is in force and results in your total and permanent loss of any of the following:

•
speech;
•
hearing in both ears, not restorable by hearing aids;
•
sight in both eyes which measures at or below 20/200, after reasonable efforts are made to correct your vision using the most advanced, medically acceptable procedures and devices available;
•
use of both hands;
•
use of both feet; or
•
use of one hand and one foot.

For Total Disability resulting from Presumptive Disability, we will pay a Disability Benefit equal to the Basic Monthly Benefit regardless of your Monthly Earnings. We will waive the Benefit

Waiting Period, and the Disability Benefit for Presumptive Disability will begin on the Commencement Date and will be payable until the end of the Maximum Benefit Period.

REHABILITATION PROGRAM

While you are Disabled you may participate in a Rehabilitation Program to help you prepare for your return to full-time work.

Rehabilitation Program means a written program, plan, or course of vocational training or education. A Rehabilitation Program may be proposed by you or us. The terms, conditions, and objectives of the Rehabilitation Program must be accepted by you and approved by us before we will pay for any costs connected with it.

An approved Rehabilitation Program may include our payment of some or all of the expenses you incur in connection with the plan. Such expenses may include workplace, vehicle or home modifications, training and educational expenses, family care expenses, job-related expenses, and/or job search expenses.

We will pay the reasonable costs of a Rehabilitation Program that are not otherwise covered by any other plan, policy, or program. We will periodically review the Rehabilitation Program and your progress; and we will continue to pay the agreed upon costs for as long as we determine that the Rehabilitation Program is meeting the mutually agreed upon objectives.

Your participation in a Rehabilitation Program is not required by this policy. If you decide to participate and you later cease to participate in the Rehabilitation Program, we will continue paying any Disability Benefits you are eligible to receive.

ADDITIONAL BENEFITS

PREMIUM WAIVER BENEFIT

We will waive all premiums due under this policy while Disability Benefits or Recovery Benefits are payable. In addition, if the Benefit Waiting Period is greater than 90 days, we will waive all premiums due and payable after the 90th day of Disability, up to the Commencement Date, as long as you remain Disabled.

After completion of the Benefit Waiting Period, we will refund any premium due and paid after the date your Disability began.

We will continue to waive all premiums for as long as Disability Benefits are payable for the same claim. The Owner will resume responsibility for premium payments on the next monthly premium due date after your Disability ends.

If Disability Benefits have been paid for the Maximum Benefit Period and you remain Disabled, premiums will continue to be waived if we receive satisfactory Proof Of Loss of your continued Disability. We have the right to periodically request Proof Of Loss while premiums continue to be waived. If satisfactory Proof Of Loss is not provided, you must resume premium payment on the next monthly premium due date.

FAMILY CARE BENEFIT

After the Benefit Waiting Period, we will pay a Family Care Benefit while:

•
you are working at least 20% fewer hours in order to care for your Family Member while he or she has a Serious Health Condition which began after the Policy Effective Date and before the Termination Date; and
•
your Monthly Earnings is at least 20% less than your Predisability Earnings due to that reduction in hours worked; and
•
you are not Disabled; and
•
no other benefit is payable under this policy.

Family Member means your parent, child (including an adopted child and stepchild), spouse, Domestic Partner, and child of your Domestic Partner.

Serious Health Condition means that due to your Family Member’s Injury or Sickness, he or she:

•
is receiving inpatient care in a hospital, hospice or residential medical care facility;
•
requires Substantial Supervision for his or her health or safety due to Severe Cognitive Impairment;
•
is unable to safely and completely perform two or more Activities Of Daily Living without Hands-On Assistance or Standby Assistance due to loss of functional capacity; or
•
is terminally ill with a condition that is reasonably expected to result in death within 12 months.

We may require appropriate authorization from your Family Member to obtain information about your Family Member’s Serious Health Condition, as well as documentation of your income and employment, as we deem necessary to evaluate your claim.

For a Family Care Benefit to be payable, the Serious Health Condition must be caused by an Injury or Sickness that first occurs or manifests itself after the Policy Effective Date and before the Termination Date.

A recurrent Serious Health Condition from the same cause or causes, if interrupted by periods of recovery of less than 180 days, will be considered one Serious Health Condition. However, no Family Care Benefits are payable during any period the Family Member is not experiencing a Serious Health Condition.

You may claim the Family Care Benefit up to two times while the policy is in force. The maximum amount of Family Care Benefit we will pay for all claims and all Family Members is a total amount equal to six times the Basic Monthly Benefit. Any part of this total amount remaining after the first claim will be available for a second claim.

Only one claim for the Family Care Benefit will be paid at a time. A new Benefit Waiting Period will be required if a different Family Member experiences a Serious Health Condition or the same Family Member experiences a new Serious Health Condition.

The Family Care Benefit will begin once the Benefit Waiting Period is met, as measured from the day the Serious Health Condition begins. The amount of Family Care Benefit we will pay each month will depend on the amount of your Monthly Earnings.

If your Monthly Earnings is:

•
less than 20% of your Predisability Earnings, the amount we will pay will equal the Basic Monthly Benefit.
•
20% to 80% of your Predisability Earnings, the amount we will pay will equal a portion of the Basic Monthly Benefit. The amount will be determined each month as follows:

your Predisability Earnings - your Monthly Earnings x the Basic Monthly Benefit your Predisability Earnings

•
more than 80% of your Predisability Earnings, no Family Care Benefit is payable.

If a Family Member dies while the Family Care Benefit is being paid, the Family Care Benefit will end as of the date of death. Premiums will not be waived while the Family Care Benefit is paid.

SURVIVOR BENEFIT

We will pay a benefit to a survivor (Survivor Benefit) if you die while Disability Benefits are payable under this policy. The amount of the Survivor Benefit will equal three times the Basic Monthly Benefit. There is no Benefit Waiting Period for the Survivor Benefit.

While this policy is in force the Owner may designate a payee, or change a previously named payee, to receive the Survivor Benefit. The designation or change must be made on a form satisfactory to us.

TRANSPLANT SURGERY DISABILITY BENEFIT

We will consider you as Disabled if you otherwise meet the definition of Disabled as a result of your having surgery to transplant part of your body to someone else. The transplant surgery must occur after the Policy Effective Date.

EXCLUSIONS AND LIMITATIONS

EXCLUSIONS FROM COVERAGE

We will not pay benefits for:

•
disability caused or contributed to by war, declared or undeclared, or any act or incident of war, or which resulted from military training, military action or military conflict while you are on active duty in the military service;
•
the first 90 days of your Disability due to pregnancy or childbirth, except for Complications Of Pregnancy;
•
disability caused or contributed to by your committing or attempting to commit a felony, or your being engaged in an illegal occupation;
•
disability caused or contributed to by your actively participating in a violent disorder or riot. “Actively participating” does not include your being at the scene of a violent disorder or riot while performing your official duties;
•
disability while you are confined for any reason to a penal or correctional institution for a period of more than 7 days; or
•
intentionally self-inflicted Injury.

BENEFIT WAITING PERIOD LIMITATION

Unless otherwise stated in this policy, there is a Benefit Waiting Period for each claim for benefits from the same cause or causes. No benefits are payable during the Benefit Waiting Period.

Benefits start on the Commencement Date, if you are Disabled on that date.

Benefit Waiting Period means a period, measured from the first day of your Disability throughout which you must be Disabled before benefits become payable. The Benefit Waiting Period is shown on the Policy Data page.

With respect to the Family Care Benefit, the Benefit Waiting Period means a period, measured from the first day of your Family Member’s Serious Health Condition, throughout which your Family Member must have a Serious Health Condition before a Family Care Benefit becomes payable.

The days in the Benefit Waiting Period may be consecutive; or they may be interrupted by period(s) of Recovery. However, for any benefit to become payable, the number of days in the Benefit Waiting Period must be reached within a larger period of consecutive days, as follows:

Benefit Waiting Period Consecutive Days

60 days	must be reached within	120 days
90 days 180 days 365 days		180 days 360 days 540 days

Unless otherwise stated, the benefits begin on the Commencement Date and continue, subject to the terms of this policy, until the end of the Maximum Benefit Period.

CONCURRENT DISABILITY

When your Disability is caused by more than one Injury or Sickness or from a combination of these, we will pay Disability Benefits as if there were only one Injury or Sickness. In no event will you be considered to have more than one Disability at the same time. Once a period of Disability starts, it will be one period of Disability no matter what Injury or Sickness, or how many, caused the Disability to start or caused you to remain Disabled.

RECURRENT DISABILITY

If you become Disabled due to the same cause or causes within 12 full months after the end of a period of Disability for which Disability Benefits had been paid, the later period of Disability will be considered a Recurrent Disability. Disability Benefits paid for a Recurrent Disability are considered a continuation of the preceding period of Disability and will not be subject to a new Benefit Waiting Period. However, Disability Benefits paid for a Recurrent Disability are subject to the Maximum Benefit Period that started with the preceding period of Disability, and, if the Maximum Benefit Period had ended with respect to the preceding Disability, benefits will not be payable for a Recurrent Disability.

If you become Disabled due to the same cause or causes after the end of a period of Disability for which Disability Benefits had been paid and you have been working for at least 30 hours per week for at least 12 consecutive months, the later period of Disability will be considered a new period of Disability. A new Benefit Waiting Period must be satisfied before benefits are payable, and a new Maximum Benefit Period will apply. Also, if you become Disabled due to a different or unrelated cause or causes after the end of a period of Disability for which Disability Benefits had been paid, the later period of Disability will be considered a new period of Disability.

LOSS OF LICENSE

While your Injury or Sickness may result in the loss or restriction of a professional license, occupation license or certification, that loss or restriction, by itself, does not constitute a Disability.

(This space is intentionally left blank.)

CLAIMS

NOTICE OF CLAIM

You or the Owner, or your authorized personal representative, must send written notice of claim within 30 days after your Disability or your Family Member’s Serious Health Condition starts, or as soon as is reasonably possible. Written notice must be given to us at our Home Office or to any of our authorized sales representatives. It must include your name and the policy number.

CLAIM FORMS

After we receive written notice of claim, we will provide our claim form(s) to be completed and submitted as part of the required Proof Of Loss. If we do not provide our form(s) within 15 days after we receive written notice of claim, you may submit a letter of claim to our Home Office. The letter must include the date the Disability or Serious Health Condition began, and the cause and nature of the Disability or Serious Health Condition.

PROOF OF LOSS

You are responsible for providing Proof Of Loss. Proof Of Loss must be sent to our Home Office. We must receive Proof Of Loss within 90 days after the end of each monthly period for which you claim benefits. If that is not reasonably possible, the claim will not be affected, provided Proof of Loss is furnished as soon as is reasonably possible. However, unless you lack legal capacity, we must be given Proof of Loss within one year after the 90th day referred to above, for that claim to be valid.

Proof Of Loss means written proof that you are or were Disabled and entitled to Disability Benefits under this policy. In addition to the completed claim form(s), or your letter of claim, Proof Of Loss includes proof that:

•
you became Disabled while this policy was in force; and
•
you are or were Disabled through the Benefit Waiting Period and the Commencement Date; and
•
you are or were receiving Regular Medical Care from one or more Physician(s) appropriate for your Injury or Sickness.

For purposes of the Family Care Benefit, Proof Of Loss means written proof that, while this policy was in force and continuous through the Benefit Waiting Period, your Family Member had a Serious Health Condition; and you worked reduced hours and had reduced earnings during that Family Member’s Serious Health Condition.

Proof Of Loss for any claim may also include any information and documentation we may reasonably require in order to substantiate and evaluate your claim, including but not limited to:

•
medical records and physicians’ notes or statements; and
•
medical examinations; and
•
documentation of your prior and current income, including tax returns; and
•
examination(s) of financial and operational records.

If any required information or documentation is not provided within 45 days after we send our request, your claim may be denied.

Except for medical or financial records examinations, you are responsible for all costs of providing Proof Of Loss.

We will require written authorization for us to obtain the information or documentation we require as Proof Of Loss. We will also require you to submit additional documentation of your claim at your expense at reasonable intervals while you are receiving Disability Benefits.

EXAMINATIONS

As part of the required Proof Of Loss, we have the right to require periodic examinations to determine your eligibility for Disability Benefits. These examinations will be done at our expense and by examiner(s) selected by us. We will choose examiner(s) appropriate for the evaluation of your claim. Examinations may include but are not limited to:

•
independent medical and psychiatric examinations by physicians or specialists; and
•
functional capacity examinations and occupational and vocational evaluations; and
•
examinations and analyses of your financial and operational records and those of any business in which you have an interest. Such records may include tax returns, financial statements, billing and expense information, bank statements, cancelled checks or other documents.

We may deny or suspend payment of Disability Benefits if you fail to submit to an examination, or if you fail to cooperate with the person conducting the examination. Disability Benefits may be resumed, provided that the required examination occurs within a reasonable time and benefits are otherwise payable. In the event of death, we may require an autopsy, at our expense, where permitted by law.

TIME OF PAYMENT

After we receive satisfactory written Proof Of Loss and all other conditions are met, we will pay Disability Benefits under this policy. Any accrued Disability Benefits will be paid immediately.

Any Disability Benefits due thereafter will be paid monthly. For periods of less than one month, we will pay a prorated portion of the monthly benefit for each day benefits are payable. Payment will be subject to our receipt of continued Proof Of Loss. If we pay benefits more than 30 days after we receive satisfactory Proof Of Loss, the delayed payment shall be subject to simple interest at the rate of 10% per year beginning with the 31st day after receipt of satisfactory Proof Of Loss and ending on the day the benefit is paid.

Once your claim is approved, Disability Benefits will continue until the end of the period for which you have provided us with satisfactory written Proof Of Loss, subject to the terms and limits of this policy. We will require you to submit additional Proof Of Loss at reasonable intervals while you are continuing to receive Disability Benefits.

PAYMENT OF CLAIMS

We will pay all benefits to the Owner, unless the Owner names a payee to receive such benefits. Designation of a payee, or change of a previously named payee, must be in writing and signed by the Owner. At the Owner’s request we will provide a form for naming or changing a payee.

If the Owner has died or lacks legal capacity and no payee has been named by the Owner, or if a named payee is not living at the time of the Owner’s death, we will pay benefits:

•
to the Owner’s surviving spouse; if none, then
•
equally to the Owner’s surviving natural and adopted children; if none, then
•
equally to the Owner’s surviving parent(s); if none, then
•
to the Owner’s estate.

We will not be liable to anyone to the extent we make payment in good faith.

OVERPAYMENT OF BENEFITS

We have the right to be reimbursed for any overpayment of benefits under this policy. We will notify the Owner promptly upon the discovery of any overpayment. After such notice, any and all overpayments that have not been reimbursed will become a debt due and payable to us. We will withhold the unreimbursed portion of any overpayments from any benefit payments due under the policy, regardless of the payee, until all overpayment amounts are repaid in full.

INVESTIGATION OF YOUR CLAIM

We may conduct an investigation of your claim at any time. We will pay benefits only after we have had a reasonable time to conduct an investigation of your claim, and we have determined that benefits are payable.

REVIEW PROCEDURE

If we deny all or part of your claim, you may request a review by contacting us in writing at our Home Office. You may make the request within 180 days after receiving notice of the denial.

You may review any non-privileged information that relates to your request for review; and you may send us written comments or other items to support your claim.

We will review your claim promptly after we receive your request for review. We will send you a notice of our decision not more than 60 days after we receive your request. If special circumstances require an extension, we will send the notice of decision to you within 120 days. We will state the reasons for our decision and we will reference the relevant parts of the policy.

PREMIUMS, REINSTATEMENT, TERMINATION

PREMIUMS

The premium is the amount we charge at regular intervals to keep this policy in force, and it is shown on the Policy Data page. Before the Termination Date we can change premium rates only: (1) After this policy has been in force for three years; and (2) If the change applies to all policies with like benefits insuring the same Risk Class. Premiums are payable at our Home Office. The initial premium is due on or before the Policy Effective Date. If the initial premium is not paid, the policy is never in force.

Premiums may be paid on an annual, semi-annual or quarterly basis. Also, the Owner may request a special monthly premium mode, subject to our rules and approval. We may terminate this special mode by providing written notice to the Owner.

The Owner may request a change of premium mode by writing to us. The change is subject to our rules and approval. No change of premium mode will be allowed while you are Disabled or while benefits are payable.

GRACE PERIOD

A 31-day grace period to pay premiums follows the due date of each premium except the initial premium. The policy will continue in force during the grace period. If a premium is not paid by the end of its grace period, the policy will terminate. If you become Disabled during the grace period, we will deduct any due and unpaid premiums from any benefits we pay.

REINSTATEMENT

If this policy ends because a premium is not paid by the end of the grace period, the Owner may request that the policy be reinstated. The request must be made any time within six months after termination.

If our requirements for reinstatement are met, the policy may be reinstated in one of the following ways:

•
Reinstatement Without An Application - If we receive the required premium and we do not require a reinstatement application, our acceptance of the required premium without an application will reinstate the policy as though the policy lapse had not occurred.
•
Application Required; Conditional Receipt Issued - If we receive the required premium, but we require an application for reinstatement and issue a conditional receipt for the premium tendered, reinstatement is subject to our approval. Reinstatement will be effective on the date we approve the application.

However, if we disapprove the application, we must mail notice of our disapproval to the Owner within 45 days after the date of the conditional receipt. If we do not mail notice of our disapproval within that time, the policy will be reinstated as of the 45th day.

The reinstated policy will only cover Disabilities due to Injury sustained or Sickness that began after the Reinstatement Date.

If we require an application for reinstatement, a new period for contesting the policy or a claim will apply to the reinstated policy. See Time Limit On Certain Defenses under GENERAL PROVISIONS. We may add or change provisions or limitations when we reinstate the policy. Except for the provisions that may be added or changed, the Owner’s rights and our rights will be the same as before the policy terminated.

SUSPENSION DURING MILITARY SERVICE

If you are on full-time active duty in the military service of any nation or international authority or a reserve component of the armed forces of the United States, you may suspend the policy by providing us with written request to suspend the policy. Coverage will be suspended on the date we receive your written request (or a later date if requested by you) and the suspension will be effective on the date your active duty begins. You may not suspend the policy during active military training lasting 90 days or less. We will refund the pro rata portion of any premium paid beyond the date the suspension becomes effective. While the policy is suspended, no premiums are due and you have no coverage under the policy.

If your full-time active duty in the military services ends within five years from the date of suspension and before the Termination Date, you may request, in writing, that coverage be resumed without evidence of insurability. Your coverage will be resumed as of the date of termination of active duty if we receive your written request and the required premium within 90 days after your active duty ends. Premium will be at the same rate as before the policy was suspended. If we do not receive your request and the required premium within 90 days after your active duty ends, the policy will terminate, effective on the day your active duty ends. The policy will also terminate on the fifth anniversary of the date of suspension if coverage has not been resumed. You may later seek reinstatement of the policy under the policy’s Reinstatement provision.

If the coverage is resumed, the policy will not cover Disability due to an Injury that was sustained or a Sickness that first manifested itself while the policy was suspended. All other exclusions, limitations or modifications of coverage will be the same as existed on the policy before the policy was suspended.

When calculating the Benefit Waiting Period for an Injury or Sickness that did not arise during a period of active duty, the Benefit Waiting Period is the same number of days that would have applied before coverage suspension took effect and may be consecutive or may be interrupted by the period of suspension.

POLICY TERMINATION

If a premium is not paid by the end of its grace period, the policy will terminate. This policy will also terminate on the earliest of:

•
12:01 a.m. on the Termination Date shown on the data page, unless this policy is being continued under the Renewal Option After The Termination Date provision;
•
the date you are no longer regularly employed for at least 30 hours per week, if this policy is continued under the Renewal Option, unless you are Disabled on that date under the policy terms. If the policy terminates for this reason, we will refund any premium paid for the period beyond the date the policy terminates;
•
the date you Recover from your Disability covered by the Renewal Option, if the policy is continued under that Option;
•
the date the policy terminates under the Suspension During Military Service provision; or
•
the date of your death. After we receive notice of your death, we will refund to the Owner or the Owner’s estate any premium paid for the period beyond the date of death.

In addition, the Owner may terminate this policy by sending us a written request. Such termination will be effective on the date the request is received at our Home Office, or on the date the Owner requests, subject to our approval. We will refund any premium paid for the period beyond the effective date of the termination.

RENEWAL OPTION AFTER THE TERMINATION DATE

RENEWAL OPTION

The Owner may request that this policy continue beyond the Termination Date. In order for us to consider the request, the following must be true on the Termination Date:

•
you remain actively and regularly employed for at least 30 hours per week; and
•
you are not Disabled.

If we approve the request and the policy is continued under this Option, you must remain actively and regularly employed for at least 30 hours per week for the policy to remain in force. We have the right to ask you at least once per year for proof satisfactory to us that you are meeting this requirement. In addition, we have the right to ask for this information more often than once per year if we reasonably believe that such information is necessary for this policy to continue under this Option.

You must notify us as soon as is reasonably possible if at any time:

•
you no longer remain actively and regularly employed for at least 30 hours per week; or
•
you cease employment altogether.

If after the Termination Date you cease to be actively and regularly employed for at least 30 hours per week, this policy will immediately terminate, and we will be liable only to return the premiums paid for any period after you no longer remain employed.

RENEWAL OPTION REQUEST

The Owner may request this Option by writing to us at our Home Office. We must receive the request at least 30 days prior to the Termination Date. The policy must be in force with all due premiums paid on the date we receive the request.

RENEWAL BENEFIT

Under the Renewal Option, only the coverage for Total Disability will continue beyond the policy's Termination Date. All other coverage provided by the policy and all riders and rider benefits ends at 12:01 a.m. on the Termination Date, unless a rider states otherwise. The same provisions, exceptions, exclusions and limitations in this policy continue to apply if the Renewal Option is elected.

Under this Option payment of benefits will be made for only one Disability. Benefits will end, and the policy will be terminated, on the date you Recover from your Disability or on the date benefits have been paid through the Maximum Benefit Period, whichever date is earlier.

RENEWAL PREMIUM

The premium to continue the policy under the Renewal Option will be different from the premium shown on the Policy Data page. It will be based on the rate in effect for all policies with like benefits insuring the same age and Risk Class as of the Termination Date. We can change the premium rates at any time, but only if we change it for everyone who:

•
has this policy form; and
•
has like benefits; and
•
is your age; and
•
is in your Risk Class.

We will refund to the Owner any premium paid after the Termination Date, unless the policy is in force under the Renewal Option. Payment or receipt of any premium after the policy ends for any reason will not continue it in force, unless the policy is being continued under the Renewal Option.

END OF RENEWAL OPTION

This Option and policy, and all coverage, will end on the earliest of the following:

•
the date you cease being actively and regularly employed at least 30 hours per week, unless you are Disabled on that date under the policy terms;
•
the date you Recover from a Disability covered under this Option;
•
the date benefits have been paid through the Maximum Benefit Period; or
•
the date the policy and this Option end under the Policy Termination provision.

GENERAL PROVISIONS

THE CONTRACT

This insurance is provided in consideration of our receipt of: (1) The completed application; and

(2) Payment of all required premiums. This policy and all attachments, including any benefits, riders, endorsements and copies of the application and application supplements, make up the whole contract. No one, including our sales representative, has the right to change or waive any part of this policy unless the change is approved in writing by our President and Corporate Secretary.

ELIGIBILITY

Your eligibility for this policy on the Policy Effective Date is conditioned upon your acceptance of the policy and payment of the first full premium. After the Policy Effective Date, your eligibility is dependent upon your payment of premium by the end of each grace period.

CONFORMITY WITH INTERSTATE INSURANCE PRODUCT REGULATION COMMISSION STANDARDS

This policy was approved under the authority of the Interstate Insurance Product Regulation Commission (IIPRC) and issued under the IIPRC standards. Any provision of this policy that on the provision’s effective date is in conflict with IIRPC standards for this product type is hereby amended to conform to the IIPRC standards for this product type as of the provision’s effective date.

TIME LIMIT ON CERTAIN DEFENSES

After two years from the later of the Policy Effective Date or its most recent Reinstatement Date (if an application for Reinstatement was required), no misstatements, except fraudulent misstatements, made by you or the Owner in the application for the policy or for reinstatement shall be used to rescind the policy or to deny a claim for Disability starting after the end of such two-year period.

No claim for Disability starting after two years from the later of the Policy Effective Date or its most recent Reinstatement Date (if an application for Reinstatement was required) will be reduced or denied on the ground that a disease or physical condition existed before such date, unless it is specifically excluded by name or specific description, or there was fraudulent misstatement in the application for the policy or for reinstatement.

If you apply for an increase in coverage under this policy, this provision will apply to statements made in the application for the increase; and the two-year period will begin on the date the underwritten increase becomes effective and will apply only to the amount of the increase.

LEGAL ACTION

Legal action cannot be brought against us until at least 60 days following the date we receive Proof Of Loss. Also, legal action may not be brought against us after three years from the date written proof is required under Proof Of Loss.

MISSTATEMENTS

If your Issue Age or gender has been misstated, any benefits will equal those that the premiums paid would have purchased at your correct Issue Age and gender.

NOTICE

Changes, assignments, designations of payees and other requests will not affect us until:

•
they have been signed by the Owner; and
•
we have received them at our Home Office; and
•
where required, we have approved them.

ASSIGNMENT

The Owner may assign this policy at any time while the policy is in force and while you are not Disabled and while no benefits are payable. We will be bound by an assignment only: (1) If it is in writing; and (2) After it is approved at our Home Office. Once approved, unless otherwise specified by the Owner, it will take effect as of the date the assignment was signed by the Owner. We are not responsible for the validity of an assignment. We will not be liable for any action taken prior to, or for any payment made by us before, our approval of the assignment.

OWNER

The Owner of this policy is the Insured unless:

•
a different owner is named on the application; or
•
the Owner is changed under the Assignment provision, above.

The Owner may name a successor owner who will become the new owner if the Owner dies before you. If no named successor owner is living when the Owner dies, and if you are not the Owner, the Owner’s estate will become the new owner.

(This space is intentionally left blank.)

DEFINITIONS

Activities Of Daily Living are Bathing; Continence; Dressing; Eating; Toileting; and Transferring, defined as follows:

•
Bathing means washing oneself with or without the help of adaptive devices. Washing may be in the tub or shower or by sponge bath.
•
Continence means voluntarily controlling bowel and bladder function; or if incontinent, maintaining a reasonable level of personal hygiene.
•
Dressing means putting on or removing all items of: clothing and footwear; medically necessary braces; and artificial limbs.

· Eating means getting food and fluid into the body. This may be done manually, intravenously or by feeding tube.

•
Toileting means getting to and from and on and off the toilet, and/or performing related personal hygiene.
•
Transferring means moving into or out of a bed, a chair or a wheelchair. This may be done with or without adaptive devices.

Any Occupation (See definition under Benefit For Total Disability.)

Basic Monthly Benefit means the amount of monthly benefit as shown on the Policy Data page issued with the policy, or as later changed by endorsement or by a new Policy Data page made part of this policy.

Benefit Waiting Period (See definition under Benefit Waiting Period Limitation in the EXCLUSIONS AND LIMITATIONS section.)

Commencement Date means the first day immediately following the completion of the Benefit Waiting Period. For Presumptive Disability the Benefit Waiting Period is waived, and the Commencement Date is the first day of your Presumptive Disability.

Complications Of Pregnancy means a physical condition that Physicians consider distinct from pregnancy even though it is caused or worsened by pregnancy. A miscarriage, non-elective abortion and non-elective cesarean section are considered Complications Of Pregnancy.

Complications Of Pregnancy do not include false labor, morning sickness, Physician prescribed bed rest or similar conditions related to a difficult pregnancy but not classified as Complications Of Pregnancy.

Concurrent Disability (See definition in the EXCLUSIONS AND LIMITATIONS section.)

Domestic Partner means an individual with whom you have completed an affidavit of declaration of domestic partnership and filed that affidavit for public record if required by law; or a person who is party to a civil union with you as defined by applicable law.

Earnings means all income from any vocational activity of yours, or attributable to you by a business in which you have an ownership interest, including but not limited to:

•
salary and fees; and
•
commissions and bonuses including stock options and stock bonuses, if the earnings are for remuneration of services rendered in your profession; and
•
wages, pension and profit sharing contributions, and other payments.

We will require any proof we consider necessary to establish your Earnings. Such proof may include, but is not limited to complete copies of individual and business federal income tax returns, including W-2s, 1099s, and all attachments and schedules. (See Proof Of Loss in the CLAIMS section for more detail.)

We will subtract from Earnings all business expenses which you are allowed to deduct for federal income tax purposes. However, we will not deduct any expenses shown on your federal income tax return as IRC Section 179 expenses. When we determine Monthly Earnings, business expenses may not exceed your average monthly business expenses for the same period in which your Predisability Earnings is determined.

With respect to other compensation or income earned by you or attributable to you by a business in which you have an ownership interest, this amount is determined after deduction of normal and customary unreimbursable business expenses but before deduction of any of your personal income taxes.

Earnings does NOT include income from any of the following as long as it is not the result of vocational activity you perform:

•
rent, royalties or alimony;
•
annuities, savings, investments, dividends, capital gains, or interest (including tax exempt interest);
•
deferred compensation, retirement plans, or formal sick pay plans; or
•
disability income insurance policies.

We will use the accounting method used on your federal income tax return for your tax year immediately prior to your tax year in which your Disability or your Family Member’s Serious Health Condition began. We will use the same method throughout the duration of the claim. If the cash method is used, we will exclude from Monthly Earnings that income which is both earned prior to and received after the date your Disability began or your Family Member’s Serious Health Condition began.

Family Care Benefit means a benefit we pay, up to six months, due to a Family Member’s Serious Health Condition. See Family Care Benefit in the ADDITIONAL BENEFITS section for requirements, terms and conditions.

Family Member (See definition under Family Care Benefit.)

Hands-On Assistance means the physical assistance of another person without which there would be an inability to perform the Activity Of Daily Living in question.

Injury means an accidental bodily injury which is sustained after the Policy Effective Date and while this policy is in force.

Insured means the insured under this policy as shown on the Policy Data page and as shown as the “Proposed Insured” on the application for insurance.

Issue Age means your age on the Policy Effective Date. The Issue Age is shown on the Policy Data page.

Maximum Benefit Period means the maximum period of time we will pay Disability Benefits for any one Disability. This period is shown on the Policy Data page. It begins on the Commencement Date. Once the Maximum Benefit Period ends, you will not be eligible for a new Maximum Benefit Period unless:

•
you have been working for at least 30 hours per week for at least 12 consecutive months; and
•
the policy remains in force; and
•
you have satisfied all other terms of the policy.

Monthly Earnings means all Earnings received by you in the particular month for which you are claiming benefits under this policy.

Owner means the owner of this policy, as shown on the Policy Data page, unless later changed as allowed under the GENERAL PROVISIONS section. The Owner is shown as “Policyowner” on application forms attached to this policy.

Physician means any licensed medical professional, other than you, the Owner, a member of your or the Owner’s household, or any person related to you or the Owner by blood or marriage, who is practicing and diagnosing within the scope of his or her medical or professional license.

Policy Anniversary means the anniversary of the Policy Effective Date occurring each year the policy remains in force.

Policy Effective Date means the date on which this policy becomes effective. This date is shown on the Policy Data page.

Policy Month means a month measured from the same date in a month as the Policy Effective Date.

Predisability Earnings means the greater of:

•
your highest average Earnings for any consecutive 12 months in the last 24 months before the date your Disability or your Family Member’s Serious Health Condition began; or
•
your Earnings for any two full tax years within the three full tax years preceding the date your Disability or your Family Member’s Serious Health Condition began, divided by 24.

Recover / Recovery / Recovered means you are no longer Disabled from the same cause or causes that caused your most recent Disability.

Recurrent Disability (See definition in the EXCLUSIONS AND LIMITATIONS section.)

Regular Medical Care means the appropriate medical treatment for your Injury or Sickness, based on prevailing medical standards. Regular Medical Care includes compliance with appropriate medical treatments recommended by the Physician(s) providing care for your Injury or Sickness.

Regular Occupation (See definition under Benefit For Total Disability.)

Reinstatement Date means the date the policy is made effective when reinstated.

Renewal Option means the option of renewing the policy beyond the Termination Date, subject to our approval and certain conditions and limitations.

Risk Class means the Risk Class for this policy, as shown on the Policy Data page. It also includes the Occupation Class and gender as shown on the Policy Data page.

Serious Health Condition (See definition under Family Care Benefit.)

Severe Cognitive Impairment means a loss or deterioration in intellectual capacity that is:

·
comparable to and includes Alzheimer’s disease and similar forms of irreversible dementia, including dementia resulting from stroke or trauma, or infectious conditions; and
·
measured by clinical evidence and standardized tests approved by us that reliably measure impairment in short-term or long-term memory, orientation as to people, places or time, and deductive or abstract reasoning.

Sickness means an illness or disease which first manifests itself after the Policy Effective Date and while this policy is in force. Sickness includes Complications Of Pregnancy as diagnosed by a Physician.

Standby Assistance means the presence of another person within arm’s reach that is necessary to prevent, by physical intervention, injury while performing the Activity Of Daily Living in question.

Substantial And Material Duties means the usual and customary duties that are generally performed and essential.

Substantial Supervision means continual supervision by another person that is necessary for protection from threats to health or safety (such as may result from wandering). It may include cueing by verbal prompting or gestures, or other similar demonstrations.

Termination Date means the date the policy ends, as shown on the Policy Data page, unless the policy ends earlier as outlined under the POLICY TERMINATION provision.

STANDARD INSURANCE COMPANY

INDEXED COST OF LIVING BENEFIT RIDER

This rider provides a Cost of Living Adjustment to the Basic Monthly Benefit, compounded each year for a Disability continuing more than one year.

DEFINITIONS

Adjusted Basic Monthly Benefit means the Basic Monthly Benefit plus any Cost Of Living Adjustment(s) made under this rider.

Adjustment Rate means the percentage used to determine the adjustment under this rider.

Change Date means the first of the month following any anniversary of the date your Disability started.

Cost Of Living Adjustment means the net financial effect of applying the Adjustment Rate on each Change Date.

CPI-U means the Consumer Price Index For All Urban Consumers published by the United States Department of Labor. If the CPI-U is changed or discontinued, we will use a similar index upon approval by the Interstate Insurance Product Regulation Commission. We will notify you of any change in the index before we use it.

COST OF LIVING ADJUSTMENT

If Disability Benefits are payable on an applicable Change Date, we will make an adjustment to the Basic Monthly Benefit under this rider. A Cost of Living Adjustment will be made on the first Change Date and will continue on any subsequent Change Date while you remain Disabled for the same claim.

If Disability Benefits are not payable on a Change Date because you have Recovered from a prior Disability, a Cost of Living Adjustment will be made on that Change Date if you later have a Recurrent Disability. A Cost Of Living Adjustment will not be made on a Change Date, however, if Disability Benefits are not payable on a Change Date and you have a Recovery longer than 12 months.

If you no longer qualify for Recurrent Disability for a period of Disability due to the length of your Recovery, any Cost of Living Adjustment for that period of Disability will no longer apply. For any future Disability covered by this policy, the Adjusted Basic Monthly Benefit will again be the then current Basic Monthly Benefit before its first Change Date.

COST OF LIVING ADJUSTMENT RATE

On the first Change Date, we will adjust the Basic Monthly Benefit by multiplying the Basic Monthly Benefit by the Adjustment Rate. On each subsequent Change Date, the Adjusted Basic Monthly Benefit on and after that Change Date is equal to the Adjusted Basic Monthly Benefit before that Change Date, multiplied by the Adjustment Rate of that Change Date.

The Adjustment Rate is calculated by dividing the CPI-U for the calendar month four months before the Change Date by the CPI-U for the calendar month 16 months before that Change Date. If this ratio is less than 1.00, the Adjustment Rate shall be 1.00. If this ratio is greater than 1.03, then the Adjustment Rate shall be 1.03

COST OF LIVING BENEFIT PURCHASE OPTION

Within 90 days after Disability Benefits and Recovery Benefits end, and while this policy is in force, the Owner may apply to purchase an increase in the policy’s Basic Monthly Benefit.

To qualify for the increase, the following must be true on the date of the application to purchase an increase:

•
a Cost Of Living Adjustment was made under this rider at the time Disability Benefits and Recovery Benefits ended; and
•
you are working at least 30 hours per week.

Evidence of your health is not required.

The Owner may choose to increase the Basic Monthly Benefit to:

•
the Adjusted Basic Monthly Benefit at the time Disability Benefits and Recovery Benefits ended; or
•
a lower amount, but not less than $200 more than the current Basic Monthly Benefit.

The amount of purchase will be subject to our Issue And Participation Limits and our underwriting rules and guidelines at the time of purchase. After this purchase any amount of increase remaining will not be available for later purchase.

The effective date of the purchased increase is the Policy Anniversary day falling in the next Policy Month starting after Disability Benefits and Recovery Benefits ended and premiums are no longer waived. The purchased increase will apply only to benefits resulting from a Disability that begins after the effective date of the purchase.

The premium for the purchase will be based on our rates in effect for your age and Risk Class on the date the increase takes effect.

The Owner’s written application for the increase must be received at our Home Office within 90 days after Disability Benefits and Recovery Benefits end and premiums are no longer waived. In addition, the required premium for the increase must be received within 31 days after our receipt of the application. The purchase will be in the form of an increase to this policy or a new policy, as determined by us.

GENERAL PROVISIONS

RIDER PREMIUM

The annual premium for this rider is shown on the Policy Data page. We can change the premium amount only: (1) After the rider has been in force for three years; and (2) If the change applies to all policies with like benefits insuring the same Risk Class.

RIDER EFFECTIVE DATE

The effective date for this rider is the same as the Policy Effective Date, unless a different effective date has been given to this rider by an endorsement signed by you and the Owner, if different.

TIME LIMIT ON CERTAIN DEFENSES

The policy’s Time Limit On Certain Defenses provision will apply to this rider as of the Rider Effective Date.

TERMINATION OF RIDER

This rider will end on the policy’s Termination Date unless the policy ends for any reason prior to that. In addition, the Owner may terminate this rider by sending us a written request. Such termination will be effective on the date the request is received at our Home Office, or on the date the Owner requests, subject to our approval. Termination of this rider may require termination of other riders.

PART OF POLICY

This rider is part of the policy to which it is attached. All policy terms and conditions will apply to this rider if they have not been changed by this rider; and do not conflict with this rider.

STANDARD INSURANCE COMPANY

By

STANDARD INSURANCE COMPANY

NONCANCELABLE POLICY RIDER

This rider changes the policy and all riders made part of the policy from Guaranteed Renewable to Noncancelable and Guaranteed Renewable.

The entire paragraph on the policy face page, starting with "GUARANTEED RENEWABLE TO AGE 67," is replaced with the following:

NONCANCELABLE AND GUARANTEED RENEWABLE TO AGE 67. If the Insured’s

Issue Age, as shown on the Policy Data page, is under age 65, this policy is noncancelable and guaranteed renewable until the Policy Anniversary on or next following the Insured’s 67th birthday (the Termination Date shown on the Policy Data page). If the Insured’s Issue Age is age 65 or older, this policy is noncancelable and guaranteed renewable until the first Policy Anniversary (the Termination Date shown on the Policy Data page).

NO CHANGE IN PREMIUM RATES. As long as the premium is paid by the end of each grace period, until the Termination Date, we cannot change: (1) The policy; or (2) Its premium. The policy will end on the Termination Date, except as provided by the

RENEWAL OPTION AFTER THE TERMINATION DATE provision. See that provision for premium changes that apply if the policy is continued under the Renewal Option.

The first paragraph of the Premiums provision in the policy under PREMIUMS, REINSTATEMENT, TERMINATION is replaced with the following:

PREMIUMS

The premium is the amount we charge at regular intervals to keep this policy in force and is shown on the Policy Data Page. We cannot change the premium while this policy is in force, prior to the Termination Date. Premiums are payable at our Home Office. The first premium is due on or before the Policy Effective Date. If the first premium is not paid, the policy is never in force.

On any riders issued with this policy, other than this rider and any rider for which there is no premium, the Rider Premium provision under GENERAL PROVISIONS is replaced with the following:

RIDER PREMIUM

The annual premium for this rider is shown on the Policy Data page. We cannot change the premium amount.

GENERAL PROVISIONS

RIDER PREMIUM

The annual premium for this rider is included on the Policy Data page as part of the base policy premium.

RIDER EFFECTIVE DATE

The effective date for this rider is the same as the Policy Effective Date, unless a different effective date has been given to this rider by endorsement signed by you and the Owner, if different.

TERMINATION OF RIDER

This rider will end on the policy’s Termination Date unless the policy ends for any reason prior to that. In addition, the Owner may terminate this rider by sending us a written request. Such termination will be effective on the date the request is received at our Home Office, or on the date the Owner requests, subject to our approval. Termination of this rider may require termination of other riders.

TIME LIMIT ON CERTAIN DEFENSES

The policy’s Time Limit On Certain Defenses provision will apply to this rider as of the effective date of this rider.

PART OF POLICY

This rider is part of the policy to which it is attached. All policy terms and conditions will apply to this rider if they have not been changed by this rider and do not conflict with this rider.

STANDARD INSURANCE COMPANY

By

STANDARD INSURANCE COMPANY

BASIC RESIDUAL DISABILITY RIDER

For purposes of this rider only, the definitions of Disability/Disabled and Disability Benefit/Disability Benefits in the policy are changed as follows:

Disability/Disabled means Total Disability/Totally Disabled, as defined in the policy; and Residual Disability/Residually Disabled, as defined below.

Disability Benefit / Disability Benefits means any benefit payment or payments for Total Disability or Residual Disability that are made under this policy.

RESIDUAL DISABILITY

You will be eligible for a Disability Benefit during your Residual Disability if you meet the requirements below.

Residual Disability/Residually Disabled means:

•
you are not Totally Disabled; and
•
you are working in your Regular Occupation or any other occupation; and
•
due to your Injury or Sickness, you have a Loss Of Income and either a Loss Of Duties or a Loss Of Time; and
•
you are receiving Regular Medical Care from one or more Physician(s) appropriate for your Injury or Sickness. This Regular Medical Care requirement will be waived when we receive written proof, satisfactory to us, that further care would be of no benefit to you.

Loss Of Duties means you are able to perform some but not all Substantial And Material Duties. The Substantial And Material Duties which you are unable to perform must account for at least 20% of the time you spent in your Regular Occupation prior to the date of Disability.

Loss Of Time means you are able to perform all Substantial And Material Duties but you are unable to do them for at least 20% of the time you spent in your Regular Occupation prior to the date of Disability.

Loss Of Income means your Indexed Predisability Earnings minus your Monthly Earnings. Your Loss Of Income must be at least 20% of your Indexed Predisability Earnings and be solely due to the Injury or Sickness that caused your Disability.

BENEFIT FOR RESIDUAL DISABILITY

To satisfy the Benefit Waiting Period, you can be either Totally Disabled or Residually Disabled. Once the Benefit Waiting Period has been satisfied, Disability Benefits become payable.

The Disability Benefit for Residual Disability will be based on your Loss Of Income, as shown below.

If your Loss Of Income divided by your Indexed Predisability Earnings is:

•
more than 80%, the Disability Benefit will equal the Basic Monthly Benefit.
•
20% to 80%, the Disability Benefit will equal a portion of the Basic Monthly Benefit. The amount will be determined each month as follows:

Your Loss of Income x the Basic Monthly Benefit Your Indexed Predisability Earnings

•
less than 20%, no Disability Benefit is payable.

However, for the first six months that a Disability Benefit is payable for Residual Disability, we will pay no less than 50% of the Basic Monthly Benefit.

If the Indexed Cost Of Living Benefit Rider is part of the policy, we will use the Adjusted Basic Monthly Benefit to calculate the Disability Benefit for Residual Disability.

Disability Benefits will no longer be payable for Residual Disability on the date that the first of the following events occurs:

•
you are no longer Residually Disabled;
•
your Loss Of Income is no longer solely due to the Injury or Sickness that caused your Disability;
•
you become Totally Disabled; or
•
the Maximum Benefit Period ends.

RECOVERY BENEFIT

If you experience a Recovery from your Disability, we will pay you a Recovery Benefit if:

•
you are working in your Regular Occupation, and working at least as many hours as you worked prior to Disability; and
•
you continue to have a Loss Of Earnings of at least 20%, and that Loss Of Earnings is solely the result of the previous Injury or Sickness that caused your Disability.

Loss Of Earnings means:

your Indexed Predisability Earnings on the date of your Recovery - your Monthly Earnings your Indexed Predisability Earnings on the date of your Recovery

The amount of Recovery Benefit we pay will equal: your Loss Of Earnings x the Basic Monthly Benefit

If your Regular Occupation prior to your Disability was that of being retired or unemployed, you are not eligible for the Recovery Benefit.

You must be able to demonstrate that your Loss Of Earnings is solely the result of the previous Injury or Sickness for the Recovery Benefit to be payable. We will periodically review the amount of your Monthly Earnings and the relationship between your Loss Of Earnings and the Injury or Sickness that caused your Disability.

If the Indexed Cost of Living Benefit Rider is part of the policy, the Recovery Benefit will be calculated based on the Adjusted Basic Monthly Benefit (instead of the Basic Monthly Benefit) last paid before you Recovered from your Disability. No additional increases under the Indexed Cost of Living Benefit Rider will be made while Recovery Benefits are payable under this rider.

The Premium Waiver Benefit in the policy will apply while Recovery Benefits are payable. Other benefits under your policy will not be payable while Recovery Benefits are payable.

The Recovery Benefit will no longer be payable on the date that the first of the following events occurs:

•
you are no longer working in your Regular Occupation for a reason other than your Disability;
•
You are working fewer hours than you worked prior to your Disability;
•
your Loss Of Earnings is less than 20%;
•
your Loss Of Earnings is no longer solely due to the Injury or Sickness that caused your Disability;
•
you become Disabled again; or
•
the Maximum Benefit Period ends.

DEFINITIONS

When used in this rider, these terms are defined as follows:

CPI-U means the average Consumer Price Index For All Urban Consumers published by the United States Department of Labor. If the CPI-U is changed or discontinued, we will use a similar index upon approval by the Interstate Insurance Product Regulation Commission. We will notify you of any change in the index before we use it.

Calendar Year means a year measured inclusively from January 1 to December 31.

Change Date means the first of the month following any anniversary of the date your Disability started.

Indexed Predisability Earnings means your Predisability Earnings adjusted by the applicable rate of increase in the CPI-U. During your first year of Disability, Indexed Predisability Earnings is the same as Predisability Earnings. After that, Indexed Predisability Earnings will be adjusted on each Change Date, by multiplying the current Predisability Earnings by an Index Factor. On the first Change Date, the Index Factor will be calculated by dividing the CPI-U for the calendar month four months before your date of Disability by the CPI-U for the calendar month 16 months before that Change Date. For all subsequent Change Dates, the Index Factor will be calculated by dividing the CPI-U for the calendar month four months before the current Change Date by the CPI-U for the calendar month four months before the prior year’s Change Date. If there is no increase in the CPI-U, there will be no increase in the Indexed Predisability Earnings for the current Change Date. However, the Index Factor will never be less than 1, regardless of changes in the CPI-U.

Recovery Benefit means any benefit payment or payments made under this policy after you have Recovered from Disability.

GENERAL PROVISIONS

RIDER PREMIUM

The annual premium for this rider is shown on the Policy Data page. We can change the premium amount only: (1) After the rider has been in force for three years; and (2) If the change applies to all policies with like benefits insuring the same Risk Class.

RIDER EFFECTIVE DATE

The effective date for this rider is the same as the Policy Effective Date, unless a different effective date has been given to this rider by endorsement signed by you and the Owner, if different.

TIME LIMIT ON CERTAIN DEFENSES

The policy’s Time Limit On Certain Defenses provision will apply to this rider as of the effective date of this rider.

TERMINATION OF RIDER

This rider will end on the Termination Date unless the policy ends for any reason prior to that. In addition, the Owner may terminate this rider by sending us a written request. Such termination will be effective on the date the request is received at our Home Office, or on the date the Owner requests, subject to our approval. Termination of this rider may require termination of other riders.

PART OF POLICY

This rider is part of the policy to which it is attached. All policy terms and conditions will apply to this rider if they have not been changed by this rider and do not conflict with this rider.

STANDARD INSURANCE COMPANY

By

STANDARD INSURANCE COMPANY

REGULAR OCCUPATION EXTENSION POLICY RIDER

This rider changes the definition of Total Disability/Totally Disabled in the policy’s BENEFITS FOR TOTAL DISABILITY section to read as follows:

Total Disability/Totally Disabled means that due to your Injury or Sickness:

•
you are unable to perform the Substantial And Material Duties of your Regular Occupation; and
•
you are not engaged in any other job or occupation for wage or profit; and
•
you are receiving Regular Medical Care from one or more Physician(s) appropriate for your Injury or Sickness. This Regular Medical Care requirement will be waived when we receive written proof, satisfactory to us, that further care would be of no benefit to you.

GENERAL PROVISIONS

RIDER PREMIUM

The annual premium for this rider is shown on the Policy Data page. We can change the premium amount only: (1) After the rider has been in force for three years; and (2) If the change applies to all policies with like benefits insuring the same Risk Class.

RIDER EFFECTIVE DATE

The effective date for this rider is the same as the Policy Effective Date, unless a different effective date has been given to this rider by endorsement signed by you and the Owner, if different.

TERMINATION OF RIDER

This rider will end on the Termination Date unless the policy ends for any reason prior to that. In addition, the Owner may terminate this rider by sending us a written request. Such termination will be effective on the date the request is received at our Home Office, or on the date the Owner requests, subject to our approval. Termination of this rider may require termination of other riders.

TIME LIMIT ON CERTAIN DEFENSES

The policy’s Time Limit On Certain Defenses provision will apply to this rider as of the Rider Effective Date.

PART OF POLICY

This rider is part of the policy to which it is attached. All policy terms and conditions will apply to this rider if they have not been changed by this rider and do not conflict with this rider.

STANDARD INSURANCE COMPANY

By

STANDARD INSURANCE COMPANY

ERISA CLAIMS PROCEDURES POLICY ENDORSEMENT

This endorsement is part of the policy shown below.

Insured: NAME Policy Number:

Owner: NAME

Effective Date of this Endorsement: The effective date of policy number

In addition to the existing CLAIMS section of the policy, this endorsement includes mandatory claims language for policies covered by requirements of the Employee Retirement Income Security Act (“ERISA”).

The policy is amended by completely removing the Review Procedure provision in the CLAIMS section of the policy and replacing it with the following:

NOTICE OF DECISION ON CLAIM

We will evaluate your claim promptly after you file it. Within 45 days after we receive your claim we will send you: (1) A written decision on your claim; or (2) A notice that we are extending the period to decide your claim by 30 days. By the end of the extension we will send you: (1) A written decision on your claim; or (2) A notice that we are extending the period to decide your claim for another 30 days.

If we extend the period to decide your claim, we will notify you of the following: (1) The reasons for the extension; (2) When we expect to decide your claim; (3) An explanation of the standards on which entitlement to benefits are based; (4) The unresolved issues; and (5) Any additional information we need to resolve those issues. If we request additional information, you have 45 days to: (1) Provide the information; or (2) Otherwise respond to our request.

If an extension is due to your failure to provide necessary claim information, the extended time period for deciding Your claim will not begin until you: (1) Provide the information; or (2) Otherwise respond. However, if you do not provide the requested information within 45 days, we may decide your claim based on the information we have received.

If we deny any part of your claim, you will receive a written notice of denial containing:

•
the reasons for our decision; and
•
reference to the parts of the policy on which our decision is based; and
•
a description of any additional information needed to support your claim; and
•
reference to any internal rule or guideline relied upon in making our decision; and
•
information concerning your right to:
a.
a review of our decision; and
b.
bring a civil action for benefits under section 502(a) of ERISA if your claim is denied on review.

REVIEW PROCEDURE FOR DENIED CLAIMS

If all or part of your claim is denied, you may request a review. You must request a review in writing within 180 days after receiving notice of the denial.

Our review will be subject to the following:

•
the review will not give deference to the initial decision; and
•
the person conducting the review (the Reviewer) will be someone other than the person who denied your claim; and
•
the Reviewer will not be subordinate to the person who denied your claim; and
•
if the denial was based on a medical judgment, the Reviewer will consult with a qualified health care professional other than the person who made the original medical judgment; and
•
the health care professional referenced in number 4 immediately above will not be subordinate to the person who made the original medical judgment.

You may:

•
send us written comments or other items to support your claim; and
•
review and receive copies of any non-privileged information that relates to your request for review. There will be no charge for such copies; and
•
request the names of medical or vocational experts who provided advice to us about your claim.

We will review your claim promptly after we receive your request. Within 45 days after we receive your request for review we will send you: (1) Our written decision; or (2) A notice that we are extending the review period for 45 days. Our review will include any written comments or other items you submit to support your claim.

If our review is extended, we will notify you of the following: (1) The reasons for the extension; (2) When we expect to decide your claim on review; and (3) Any additional information we need to decide your claim.

If we request additional information, you have 45 days to: (1) Provide that information; or

(2) Otherwise respond to our request.

If an extension is due to your failure to provide necessary claim review information, the extended time period for claim decision review will not begin until you: (1) Provide the information; or (2) Otherwise respond. However, if you do not provide the requested information within 45 days, we may conclude our review of your claim based on the information we have received.

If we deny any part of your claim on review, you will receive a written notice of our denial. It will contain:

•
the reasons for our decision; and
•
reference to the parts of the policy on which our decision is based; and
•
reference to any internal rule or guideline relied upon in making our decision; and
•
information concerning your right to:
•
review and receive free of charge copies of non-privileged documents and records relevant to your claim; and
•
bring a civil action for benefits under Section 502(a) of ERISA.

The policy does not provide voluntary alternative dispute resolution options. However, you may contact Your local U.S. Department of Labor Office and Your state insurance regulatory agency for assistance.

PART OF POLICY

This endorsement is part of the policy to which it is attached. All policy terms and conditions will apply to this endorsement if they have not been changed by this endorsement and do not conflict with this endorsement.

STANDARD INSURANCE COMPANY

By

STANDARD INSURANCE COMPANY

1100 SW Sixth Avenue Portland, OR 97204 Individual Disability Insurance

800-247-6888

POLICY ENDORSEMENT AND ACKNOWLEDGMENT

This endorsement is part of the policy shown below.

Insured: NAME Policy Number:

Owner: NAME

Effective Date of this Endorsement: The Effective Date of Policy Number The above policy has been changed as follows:

The following provision is added to the ERISA CLAIMS PROCEDURES POLICY ENDORSEMENT and it applies to claims filed on or after April 1, 2018.

If we deny any part of your claim for a benefit that relies on a disability determination, you will receive a written notice of denial containing a copy of any internal rule or guideline relied upon in making our decision, or a statement that no such rules or guidelines exist. The notice of denial will also include information concerning your right to receive, free of charge, copies of non-privileged documents and records relevant to your claim.

If all or part of a claim is denied and you request a review in accordance with the REVIEW PROCEDURE FOR DENIED CLAIMS, before we issue a decision on review, we will provide you, free of charge, with any new evidence or rationale considered, relied upon, or generated by us in connection with the claim. We will provide such new evidence or rationale sufficiently in advance of the decision deadline date to give you a reasonable opportunity to respond prior to that date.

If our review results in a denial of any part of your claim for a benefit that relies on a disability decision, your written notice of denial will contain a copy of any internal rule or guideline relied upon in making our decision, or a statement that no such rules or guidelines exist. The notice of denial will also include a description of any applicable contractual limitations period that applies to your right to bring a civil action for benefits under section 502(a) of ERISA, including the calendar date on which the contractual limitations period expires for the claim.

PART OF POLICY - This endorsement is part of the policy to which it is attached. All policy terms and conditions will apply to this endorsement if they: (a) have not been changed by this endorsement; and (b) do not conflict with this endorsement.

I acknowledge receipt of this endorsement.

N/A N/A

Owner's Signature Date

N/A N/A

Insured's Signature (if other than policyowner) Date

STANDARD INSURANCE COMPANY

By

THIS IS A DISABILITY INCOME INSURANCE POLICY.

The Standard is a marketing name for StanCorp Financial Group, Inc and Subsidiaries. Insurance products are offered by Standard Insurance Company, 1100 SW Sixth Avenue of Portland, Oregon, in all states except New York, where insurance products are offered by The Standard Life Insurance Company of New York of 333 Westchester Avenue, West Building, Suite 300, White Plains, New York. Product features and availability vary by state and company, and are solely the responsibility of each subsidiary. Each company is solely responsible for its own financial condition. Standard Insurance Company is licensed to solicit insurance business in all states except New York.

The Standard Life Insurance Company of New York is licensed to solicit insurance business in only the state of New York.

Standard Insurance Company

The Standard Life Insurance of New York

Standard.com

Individual Disability Insurance 23485(4/23)SI/SNY

Important Information

The following documents are not part of your policy; however, they contain important information.

Please save these documents in a safe place along with your policy.

Individual Disability Insurance

23486 (4/23) SI/SNY

Standard Insurance Company

Individual Disability Insurance INFORMATION AND NOTICE OF RIGHTS FOR

1100 SW Sixth Avenue Portland OR 97204-1093 EMPLOYMENT BENEFITS UNDER ERISA

Important Information; Please Read. The following Information and Notice of Rights is furnished by Standard Insurance Company (The Standard) pursuant to the Employee Retirement Income Security Act of 1974 (ERISA). This information and Notice of Rights, along with your disability income insurance policy from The Standard, constitutes a Summary Plan Description for your coverage with The Standard. This information and notice of rights includes important details about your coverage, including your rights to obtain and review information about your company's ERISA benefits plan, the obligations of plan fiduciaries, and a summary of your rights in the event of a claim. Please keep this information and notice of rights with your disability income insurance policy.

A.
GENERAL PLAN INFORMATION

NAME OF PLAN: MADISON GAS AND ELECTRIC COMPANY GUARANTEE ISSUE DISABILITY INCOME

NAME, ADDRESS OF MADISON GAS AND ELECTRIC COMPANY

PLAN SPONSOR 623 RAILROAD STREET, MADISON, WI 53703

TYPE OF PLAN: INDIVIDUAL DISABILITY INCOME INSURANCE

IF LEGAL PROCESS INVOLVES STANDARD INSURANCE COMPANY

CLAIMS FOR BENEFITS UNDER 1100 SW SIXTH AVE

THE GUARANTY ISSUE DISABILITY PORTLAND, OR 97204-1093

INCOME POLICY, NOTIFICATION

MUST BE SENT TO:

SOURCES OF CONTRIBUTIONS: YOUR EMPLOYER PAYS INSURANCE PREMIUMS FROM ITS

GENERAL ASSETS. PREMIUMS WILL NOT BE INCLUDED IN YOUR GROSS INCOME FROM YOUR EMPLOYER UNLESS YOUR PLAN PROVIDES OTHERWISE. IF YOU CHOOSE TO PAY FOR THE INSURANCE PREMIUMS, EITHER BY REIMBURSEMENT OR PAYROLL DEDUCTION, THE FUNDS USED TO PAY PREMIUMS WILL BE FROM YOUR POST-TAX INCOME. PLEASE SEE YOUR HR REPRESENTATIVE FOR MORE INFORMATION ABOUT YOUR PREMIUM CONTRIBUTIONS.

FUNDING MEDIUM: THE PLAN IS FULLY INSURED. BENEFITS ARE PROVIDED UNDER AN INDIVIDUAL DISABILITY INCOME INSURANCE POLICY ISSUED BY STANDARD INSURANCE COMPANY.

B.
STATEMENT OF YOUR RIGHTS UNDER ERISA

ERISA entitles participants in the Plan to the following rights and protections.

1.
RIGHT TO EXAMINE PLAN DOCUMENTS. You have the right to examine all Plan documents, free of charge, including any insurance contracts, and a copy of the latest annual report (Form 5500 Series), if applicable, filed with the U.S. Department of Labor and available at the Public Disclosure Room of the Pension and Welfare Benefit Administration.
2.
RIGHT TO OBTAIN COPIES OF PLAN DOCUMENTS. You have the right to obtain copies of all Plan documents, including any insurance contracts, a copy of the latest annual report (Form 5500 Series), if applicable, and updated summary plan description upon written request. You may be required to pay a reasonable charge for these copies.

Standard Insurance Company

Individual Disability Insurance INFORMATION AND NOTICE OF RIGHTS FOR

1100 SW Sixth Avenue Portland OR 97204-1093 EMPLOYMENT BENEFITS UNDER ERISA

3.
RIGHT TO RECEIVE SUMMARY ANNUAL REPORT. The Plan Administrator must give you a copy of the Plan's summary annual financial report, if the Plan was required to file an annual report. There will be no charge for these copies.

C.
PROTECTION OF YOUR RIGHTS UNDER ERISA
1.
OBLIGATIONS OF FIDUCIARIES. In addition to creating rights for plan participants ERISA imposes duties upon the people who are responsible for the operation of the Plan. The people who operate the Plan, called "fiduciaries'' of the Plan, have a duty to do so prudently and in the interest of all plan participants and beneficiaries. No one, including your employer or any other person, may fire you or otherwise discriminate against you in any way to prevent you from obtaining a welfare benefit or exercising your rights under ERISA.

2.
REVIEW OF DENIED CLAIMS. If your claim for a welfare benefit under any insurance offered through the Plan is denied or ignored, in whole or in part, you have the right: a) to know why this was done; b) to obtain copies of documents relating to the decision, without charge; and c) to have your claim reviewed and reconsidered, all within certain time schedules.

3.
ENFORCING ERISA RIGHTS. Under ERISA, there are steps you can take to enforce the above rights. For instance, if you request plan documents or the latest annual report from the Plan and do not receive them within 30 days, you may file suit in a Federal court. In such a case, the court may require the Plan Administrator to provide the materials and pay you up to $110 a day until you receive the materials, unless the materials were not sent because of reasons beyond the control of the Plan Administrator.

4.
ENFORCING BENEFIT CLAIMS. If you have a claim for benefits which is denied or ignored, in whole or in part, you may file suit in a state or Federal court. If it should happen that Plan fiduciaries misuse the Plan's money, or if you are discriminated against for asserting your rights, you may seek assistance from the U.S. Department of Labor, or you may file suit in a Federal court. The court will decide who should pay court costs and legal fees. If you are successful the court may order the person you have sued to pay these costs and fees. If you lose, the court may order you to pay these costs and fees, for example, if it finds your claim is frivolous.

5.
PLAN AND ERISA QUESTIONS. If you have any questions about the Plan, you should contact the Plan Administrator. If you have any questions about this statement or about your rights under ERISA, or if you need assistance in obtaining documents from the Plan Administrator, you should contact the nearest office of the Pension and Welfare Benefits Administration, U.S. Department of Labor, listed in your telephone directory, or the Division of Technical Assistance and Inquiries, Pension and Welfare Benefits Administration, U.S. Department of Labor, 200 Constitution Avenue NW., Washington, DC 20210. You may also obtain certain publications about your rights and responsibilities under ERISA by calling the publications hotline of the Pension and Welfare Benefits Administration.

STANDARD INSURANCE COMPANY

KEEP THIS NOTICE WITH YOUR INSURANCE PAPERS

PROBLEMS WITH YOUR INSURANCE? - If you are having problems with your insurance company or agent, do not hesitate to contact the insurance company or agent to resolve your problem.

STANDARD INSURANCE COMPANY PO Box 711

Portland, Oregon 97207

(800) 247-6888

You can also contact the OFFICE OF THE COMMISSIONER OF INSURANCE, a state agency which enforces Wisconsin's insurance laws, and file a complaint. You can contact the OFFICE OF THE COMMISSIONER OF INSURANCE by contacting:

Office of the Commissioner of Insurance 125 South Webster St

Madison, WI 53703-3474

(800) 236-8517

(608) 266-3585

7057(01/18)WI